Exhibit 99

NEWS RELEASE	TALX
For Immediate Release April 22, 2003	Contact: Craig Cohen TALX Corporation (314) 214-7106 cnc@talx.com Contact: Deidre Moore Workscape, Inc. (508) 861-3114 deidre.moore@workscape.com

TALX SELLS ITS BENEFITS ENROLLMENT BUSINESS TO WORKSCAPE

St. Louis, MO and Framingham, MA — TALX Corporation (NASDAQ: TALX), a leading business process outsourcer of payroll-related and human resources services, and Workscape, Inc., a proven provider of benefits and workforce management solutions, today jointly announced the sale of the TALX benefits enrollment business, including all active customer contracts, to Workscape. With the acquisition, these customers can benefit from access to Workscape’s online benefits administration services, as well as a complete line of workforce management applications, including employee self-service, manager self-service and compensation planning.

William W. Canfield, TALX’s president and CEO, said that with the sale the company sharpens its focus on its core business of outsourced services related to standard payroll and human resources business processes. “The benefits enrollment business has been part of our service line-up for nearly 10 years, but as the company has evolved into a leading provider of payroll-centric services with more standardized delivery platforms, the highly customized benefits enrollment service no longer represented a good fit,” Canfield explained. “Even so, it was important to us to continue to serve those clients well and to secure a smooth transition for them when that business was no longer a good strategic match for TALX. The agreement with Workscape — with its complementary business philosophy and client-service emphasis — fulfills the commitment both to our clients and to the TALX strategy.”

While final figures aren’t available, the outsourced benefits enrollment business generated approximately 8 percent of TALX’s total revenues and contributed approximately $0.13 in earnings per share for the fiscal year ended March 31, 2003. Revenues were anticipated to be lower in fiscal 2004, as TALX focused on developing its core businesses. As a result, the benefits enrollment business was expected to contribute approximately $0.07 in earnings per share in the fiscal year ending March 31, 2004.

Solely as a result of this sale, TALX has modified its guidance for the 2004 fiscal year for continuing operations as follows:

  Revenues $125 million - $128 million
  Earnings per share $1.08 - $1.12

“On a continuing operations basis, 2004‘s EPS improvement would be about 40 percent over fiscal 2003 levels,” Canfield pointed out.

The purchase price will be paid over a three-year period, based on a client retention formula. Proceeds are anticipated to be between $2 million and $6 million. TALX will record cash received under the asset purchase agreement first to reduce the recorded value of net assets sold under the agreement and then to reflect gain on the sale of the business, which is anticipated to contribute between $0.05 and $0.20 to earnings per share (from discontinued operations) over the three-year period.

Tim Clifford, Workscape’s CEO, noted that its new benefits enrollment clients will continue to be supported on the TALX platform for the term of their current contracts but also will have access to significant new functionality through Workscape’s extended application suite. To ensure a smooth customer transition and a continued high level of service, Workscape has extended offers of employment to approximately 20 account management and professional service employees who currently support the TALX benefits client base. Workscape also will maintain a St. Louis-based service bureau in support of those clients and employees.

Clifford said, “Web-based self-service for benefits administration is one of the original Workscape applications and continues to be a core component of our value proposition to deliver superior HR cost savings to clients. This acquisition represents an important opportunity to expand both our base of benefits clients and our revenue base. Equally important is what we believe to be the future business opportunity — the chance to deliver ongoing value and additional self-service functionality to these customers. Available as a hosted solution, Workscape’s benefits solution integrates with our employee self-service applications to expand transaction functionality into areas such as work and life events processing, new hire on-boarding, premium reporting to benefit plan carriers, and more.”

About Workscape

Designed for the workforce, Workscape’s solutions transform the delivery and adoption of HR services across the enterprise to enable a higher performing organization. An innovator in HR self-service, Workscape provides a full range of online benefits and workforce management applications including employee self-service, manager self-service, compensation planning, and benefits administration, as well as an employee portal. Workscape’s applications and services are configurable to support each client’s unique business processes, easily integrated into multi-vendor environments to ensure protection of existing technology investments, and are available in multiple deployment options to enable rapid implementation and ROI. Workscape’s award-winning solutions have been embraced by millions of employees worldwide at 140 major corporations. For more information, visit the company at www.workscape.com or call (888) 605-9620.

About TALX

TALX Corporation is a leading business process outsourcer of payroll-related and human resources services. TALX holds a leadership position in two key employment-related services — automated employment and income verification services via The Work Number® services, and unemployment cost management services via UC eXpressSM. TALX also provides paperless payroll services, W-2 services, and automated time entry services. Based in St. Louis, Missouri, TALX empowers uses to complete transactions independently using available multimedia including Web, interactive voice response, speech recognition, fax and e-mail. TALX Corporation common stock trades on the NASDAQ Stock Market under the symbol TALX. For more information about TALX Corporation, call 314-214-7000 or visit the company’s Web site at www.talx.com.

Statements in this news release expressing the beliefs and expectations of TALX management regarding future performance are forward-looking statements including, without limitation, anticipated proceeds and gain on sale of the benefits enrollment business, anticipated revenue and earnings in fiscal 2004, and any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements.

These risks and uncertainties include, without limitation, the risks detailed in TALX Corporation’s 2002 10-K/A, and those described in other documents and reports filed from time to time with the Securities and Exchange Commission, press releases and other communications. These risks include, but are not limited to (1) the risks associated with securities litigation, the SEC investigation and the restatement of our financial statements (2) risk that our future growth will depend on our ability to successfully integrate our acquisitions and capitalize on anticipated cross-selling opportunities, (3) risk of our ability to successfully increase the size and range of applications for The Work Number database, (4) risk that our revenues from The Work Number may fluctuate in response to changes in the level of residential mortgage activity and interest rates, (5) risk that the market for The Work Number depends in part on the requirements established by purchasers in the secondary mortgage market, and our revenues and profitability would be significantly harmed if these requirements were relaxed, (6) risks associated with our ability to maintain the accuracy and confidentiality of employee information, (7) risk or uncertainty regarding possible applicability of the Fair Credit Reporting Act to The Work Number, (8) risks associated with privacy legislation, (9) risk of interruption of computer network and telephone operations and (10) risks associated with quarterly and annual operating results fluctuations. We do not undertake any obligation or plan to update these forward-looking statements, even though our situation may change.